UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

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ZILA, INC.

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ZILA, INC.
5227 North 7th Street
Phoenix, Arizona 85014-2800
NOTICE OF ANNUAL SHAREHOLDERS MEETING
November 7, 2005
Phoenix, Arizona
To the Holders of Common Stock of Zila, Inc.
      We will hold the Annual Shareholders Meeting of Zila, Inc. (ZILA) at JW Marriott Desert Ridge Resort & Spa, 5350 East Marriott Drive, Phoenix, Arizona 85054, on Thursday, December 15, 2005 at 9:00 a.m., Mountain Standard Time. The meeting’s purposes are to:

1.	Elect seven members of ZILA’s Board of Directors;

2.	Ratify the appointment of BDO Seidman, LLP as ZILA’s independent registered public accounting firm for the fiscal year ending July 31, 2006; and

3.	Consider any other matters that properly come before the meeting and any adjournments.
      Only shareholders of record of common stock at the close of business on October 20, 2005 are entitled to receive notice of and to vote at the meeting or any adjournment.
      We have enclosed our Annual Report on Form 10-K for our fiscal year ended July 31, 2005, our 2005 Corporate Report to Shareholders, and the proxy statement with this notice of annual meeting.
      Your proxy is being solicited by ZILA’s Board of Directors. We urge you to vote as soon as possible whether or not you plan to attend the Annual Meeting of Shareholders to assure your representation at such meeting. For your convenience, and to help reduce expenses, you may vote through the telephone or the internet, as explained on page 2 of the proxy statement or on the enclosed proxy card. Alternatively, you can complete, sign and mail the enclosed proxy. We have enclosed a return envelope for that purpose, which requires no postage if mailed in the United States, if you choose to vote by mail. You may revoke a previously delivered proxy at any time prior to the meeting. If you decide to attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

Douglas D. Burkett, Ph. D.
Chairman, Chief Executive Officer and President
PLEASE VOTE — YOUR VOTE IS IMPORTANT

ZILA, INC.
5227 North 7th Street
Phoenix, Arizona 85014-2800
ANNUAL SHAREHOLDERS MEETING
PROXY STATEMENT

Annual	December 15, 2005	JW Marriott Desert Ridge Resort & Spa
Meeting:	9:00 a.m. MST	5350 East Marriott Drive
Phoenix, Arizona 85054

Record Date:	Close of business on October 20, 2005. If you were a shareholder at that time, you may vote at the meeting. Each share is entitled to one vote. You may not cumulate votes. At the record date there were 45,894,050 shares of our common stock outstanding.
Agenda:	1. Elect seven members of ZILA’s Board of Directors;
2. Ratify the appointment of BDO Seidman, LLP for fiscal year ending July 31, 2006; and
3. Consider any other matters that properly come before the meeting.
Proxies: The proxies will follow your voting instructions. If none, the proxies will vote signed proxies for the nominees.	Unless you tell us on the proxy card to vote differently, the proxies will vote signed returned proxies (i) “FOR” ZILA’s Board of Director’s (“Board”) nominees and (ii) “FOR” the ratification of the appointment of BDO Seidman, LLP as ZILA’s independent registered public accounting firm. The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a member of the Board (“Director”), the proxy holders will vote for a substitute nominee proposed by the Board.
Proxies Solicited By:	Georgeson Shareholder
First Mailing Date:	We will mail this proxy statement on or about November 7, 2005.
Revoking Your Proxy:	You may revoke your proxy before it is voted at the meeting. To revoke, follow the procedures listed below under “Voting Procedures/Revoking Your Proxy.”
Independent Auditors:	A representative of our independent registered public accounting firm, BDO Seidman, LLP, is expected to be present at the meeting and will be available to respond to appropriate questions from our shareholders.

VOTING PROCEDURES/ REVOKING YOUR PROXY

You can vote by telephone, the internet, mail, or in person. We encourage you to vote by telephone or the internet to help save money.	Shareholders whose shares are registered in their own names may vote their shares by telephone, the internet, mail or in person at the meeting. Voting by telephone or the internet are the least expensive and fastest methods of voting. Your proxy card contains instructions for voting by telephone or the internet
To vote by mail, complete and sign your proxy card — or your broker’s voting instruction card if your shares are held by your broker — and return it in the enclosed business reply envelope. If you are a beneficial owner of common stock held by a broker or bank, you will need proof of ownership to be admitted to the meeting. You will not be able to vote your common stock held in street name in person at the meeting and will have to vote through your bank or broker.
Directors are elected by a plurality of the shares represented at the meeting, in person or by proxy, and entitled to vote at the meeting, provided that a quorum is present. The seven nominees who receive the greatest number of votes cast FOR the election of such nominees shall be elected as directors. As a result, any vote other than a vote FOR the nominee will have the practical effect of voting WITHHELD for the nominee. An abstention will have the same effect as voting WITHHELD for election of directors. A quorum is present if at least a majority of the outstanding shares on the Record Date is present in person or by proxy. All other matters submitted to you at the meeting will be decided by a majority of the votes cast on the matter, provided a quorum exists, except as otherwise provided by law or our Certificate of Incorporation or Bylaws.
Shares of those who fail to either return a proxy or attend the meeting will not count towards determining any required plurality, majority or quorum. Shares of shareholders and brokers returning proxies or attending the meeting who abstain from voting on a proposition will count towards determining a quorum for that matter, and their proxies will not affect determination of a plurality. Furthermore, abstentions will not count towards achievement of a majority.
If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.
The enclosed proxies will be voted in accordance with the instructions you place on the proxy card. Unless otherwise stated, all shares represented by your returned, signed proxy will be voted as noted on the first page of this proxy statement.

You can change your mind after sending in a proxy until the meeting, by following these procedures.	Proxies may be revoked if you:
• Deliver a signed, written revocation letter, dated later than the proxy, to Gary V. Klinefelter, Vice President, General Counsel and Secretary, at 5227 North 7th Street, Phoenix, Arizona 85014-2800;
• Deliver a signed proxy, dated later than the first one, to Computershare Investor Services, Proxy Unit, 350 Indiana Street, Suite 800, Golden, CO 80401;
• Vote your shares by telephone or the internet differently than you did originally, using the same procedures for those methods; or
• Attend the meeting and vote in person or by proxy. Attending the meeting alone will not revoke your proxy.

Proxy Solicitation:	ZILA will bear the costs of soliciting proxies for the meeting. No additional compensation will be paid to Directors, officers or other regular employees in connection with the solicitation of proxies. ZILA retained Georgeson Shareholder to assist with the solicitation of proxies for a fee not to exceed $7,500, plus reimbursement for out-of-pocket expenses. We will reimburse banks, brokers, custodians, nominees and fiduciaries for reasonable expenses that they incur in sending these proxy materials to you if you are a beneficial holder of our shares.
PLEASE VOTE — YOUR VOTE IS IMPORTANT
PROPOSAL ONE:
ELECTION OF DIRECTORS

Board Nominees	The Board is comprised of seven Directors, each of whom is elected at the Annual Meeting. Directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. If a Director resigns or otherwise is unable to complete his or her term of office, the Board may elect another Director for the remainder of the resigning Director’s term.
Shareholders will elect seven Directors this year. The Board’s nominees are listed below. Your Board recommends that you vote for Mr. Bethune, Dr. Burkett, Ms. Green, Mr. Johnson, Mr. Krauss, Mr. Lesser, and Dr. Rose. Two current members of the Board, Morris C. Aaron and John Edward Porter are not standing for re-election at the meeting.
David R. Bethune:	Mr. Bethune was recently elected to the Board of Cambrex Corporation. From 1999 until his retirement, he was Chairman and Chief Executive Officer of Atrix Laboratories, a drug delivery and product development company. Prior to Atrix Laboratories, he was President and Chief Operating Officer of IVAX Corporation, a pharmaceutical company. Before joining IVAX, Mr. Bethune began a start-up pharmaceutical company venture formed by Mayo Medical Ventures, a business unit of Mayo Clinics of Rochester. Mr. Bethune previously served as group vice president of American Cyanamid Company and a member of the Executive Committee where he had executive authority for human biologicals, consumer health products, pharmaceuticals and ophthalmics as well as global medical research. He was also President of the Lederle Laboratories Division of American Cyanamid Company. Mr. Bethune received a B.A. degree in accounting and economics from Lenior-Rhyne College, Hickory, North Carolina and Masters in Business Administration in the Executive Program from Columbia University Graduate School. Age 65.

Douglas D. Burkett, Ph. D.:	Dr. Burkett has served as our President and Chief Executive Officer since June 2002 and Chairman since September 2002. From May to June 2002 he was Vice President and General Manager-Pharmaceutical and Business Development. From September 2000 to May 2002 he was Vice President and General Manager-Zila Technical Operations. From August 1995 to September 2000 he held a variety of positions with us. These positions included serving as Vice President of our Innovative Swab Technologies subsidiary from February 2001 to June 2002; as Vice President and General Manager-BioTech from August 1997 to September 2000; as Director of Research, Development and Manufacturing from August 1996 to August 1997; and as Manager-Research and Development from August 1995 to August 1996. At various points during this tenure with us he has had responsibility for the development and manufacturing of Zila® Tolonium Chloride, the active ingredient in ZILA’s TBlue630 tm and the OraTest® oral cancer detection product. The U.S. Patent Office granted Dr. Burkett four patents (which were assigned to us) relating to Zila® Tolonium Chloride. Board member since June 2002. Age 42.
Leslie H. Green:	Since 1998, Ms. Green has been Managing Partner of Roffe & Green, Inc., which provides interim management and business development consulting services, with particular emphasis on healthcare, consumer products and services. Since co- founding Roffe & Green, she has served as a consultant or in various full and part-time interim management positions for several businesses in multiple industries, including Chief Marketing Officer of The French Culinary Institute and Vice President of Marketing of Aurora Imaging Technology. From January 1999 to March 2001 Ms. Green served as interim Chief Executive Officer and President of Nydic, Inc., a medical diagnostic imaging company. Prior to her election to the Board of ZILA, she provided consulting services as interim General Manager and interim National Sales Manager of Zila Pharmaceuticals, Inc. from July 2003 to March 2004. Board member since March 2004. Age 58.
Christopher D. Johnson:	Since 1995, Mr. Johnson has been a corporate finance partner with Squire, Sanders & Dempsey, LLP, a law firm with over 800 attorneys and 31 offices worldwide. Mr. Johnson served on the firm’s five-member Management Committee from 1997 to 2001. From 1994 to 1995, he was a partner with the firm of Meyer, Hendricks, Victor, Osborn & Maledon in Phoenix, Arizona, and before that he was a partner with the firm of Streich Lang, PA, also in Phoenix, Arizona. Board member since 1999. Age 53.
Kurt R. Krauss:	Mr. Krauss is the founder of Sachem Investments, a private investment firm based in Greenwich, Connecticut. From 1998 to 2000 he served as Chief Financial Officer of Burson-Marsteller. From 1970 to 1992, Mr. Krauss was a partner with Booz, Allen & Hamilton, and he currently serves on the Board of Loudeye Corporation, Prescient Medical Inc. and The Acting Company. Mr. Krauss received a Master of Science in Industrial Administration at Carnegie-Mellon University and a Bachelor of Arts in Mathematics from Heidelberg College. Age 56.

Michael S. Lesser:	Since 1999, Mr. Lesser has been the President of Dental Concepts LLC, a consumer products company specializing in professional quality, self-care dental products and accessories. From 1990 to 1999 Mr. Lesser was a principal of Lesser & Roffe Company, a consulting company focusing on business development and consumer products. He served as President of Ogilvy & Mather Co., Inc. from 1989 to 1990, as Chairman and Chief Executive Officer of Lowe Marschalk Co., Inc. (a subsidiary of Interpublic) from 1980 to 1989 and as Executive Vice President and General Manager of Norcliff Thayer, Inc. (a subsidiary of Revlon) from 1973 to 1979. Board member since 1995. Age 63.
S. Timothy Rose, D.D.S.:	Since 1972 Dr. Rose has been a partner in Valley Periodontics, S. C. based in Appleton, Wisconsin. Dr. Rose is a past president of the American Dental Association (“ADA”), serving from 1998 to 1999. During his tenure with the ADA, Dr. Rose launched the ADA’s Oral Cancer Awareness campaign. Since 1999, he has served as the USA National Secretary for the World Dental Federation — FDI. Dr. Rose has had several articles published and has been actively involved in various dental professional organizations on the local, state, national and international levels. Board member since January 2003. Age 63.
The Board of Directors recommends a vote FOR the election of the Director Nominees.
BOARD INFORMATION

Board Meetings:	In 2005, the Board held five meetings, and a number of matters were considered by unanimous consent of the Board. None of our Directors attended fewer than 75% of the aggregate of all meetings of the Board or of any committee on which the Director served during fiscal year 2005. The Board currently does not have a policy regarding Director attendance at our Annual Meeting of Shareholders, although all Directors are encouraged to attend. All of the Directors attended last year’s Annual Meeting of Shareholders in person.
Independent Directors:	The Board has affirmatively determined that five of the seven members of the Board are “independent” as such term is defined under Nasdaq Marketplace Rule 4200(a)(15), with Dr. Burkett and Ms. Green being determined to not be independent. ZILA’s independent Directors conduct executive sessions at regularly scheduled meetings as required by Nasdaq Marketplace Rule 4350(c)(2).
Shareholder Communications with the Board:	ZILA’s Nominations and Corporate Governance Committee has established policies and procedures for shareholders to communicate with the members of the Board. Shareholders wishing to communicate with the Board should address their communications to: c/o Vice President, General Counsel and Secretary, Zila, Inc., 5227 N. 7th Street, Phoenix, AZ 85014-2800. The Vice President, General Counsel and Secretary will forward all such communications to the Nominations and Corporate Governance Committee for disposition.

Board Committees:	The Audit Committee is currently comprised of Messrs. Aaron (Chairman), Johnson and Lesser, each of whom (i) is “independent” as defined in Nasdaq Marketplace Rule 4200(a)(14) and (ii) has also been determined to be “financially literate” with accounting or related financial management expertise. The Board has determined that Mr. Aaron is an “audit committee financial expert” as defined by the rules and regulations of the SEC and qualifies as a financially sophisticated audit committee member as required under Rule 4350(d)(2)(A) of the Nasdaq Marketplace Rules. Under its charter, the Audit Committee appoints ZILA’s independent registered public accounting firm. It also reviews audit reports and plans, accounting policies, financial statements, internal controls, audit fees and certain other expenses. The Audit Committee held seven meetings in fiscal year 2005. For more information about the Audit Committee and its operations, see the Audit Committee charter located on our website at www.zila.com, under the Investor Relations and Corporate Governance section.
The Compensation Committee is currently comprised of Messrs. Lesser (Chairman) and Porter and Ms. Green. Messrs. Lesser and Porter have been determined by the Board to be “independent” as defined in Nasdaq Marketplace Rule 4200(a)(14). Ms. Green is not considered to be “independent” due to a consulting relationship that she had with ZILA prior to her appointment to the Board. It is the determination of the Board that her appointment is in the best interests of ZILA and its shareholders due to her knowledge of ZILA and its operations. The Compensation Committee exercises authority as delegated by the Board regarding the compensation of executive officers. The Board has delegated to the President and Chief Executive Officer the authority to set compensation for non-executive officers and to award discretionary stock options. It held six meetings in fiscal year 2005. For more information about the Compensation Committee and its operations, see the Compensation Committee Charter located on our website at www.zila.com, under the Investor Relations and Corporate Governance section.
The Nominations and Corporate Governance Committee is comprised of Dr. Rose (Chairman) and Mr. Johnson, each of whom have been determined by the Board to be “independent” as defined in Nasdaq Marketplace Rule 4200(a)(14). The Nominations and Corporate Governance Committee identifies, interviews and recommends candidates for election or appointment to ZILA’s Board and is responsible for developing and, when appropriate, updating corporate governance principles applicable to ZILA. The Nominations and Corporate Governance Committee also is responsible for developing policies and procedures regarding all shareholder communications. It held four meetings in fiscal year 2005. The Board revised the Nominations and Corporate Governance Committee Charter on June 23, 2005. For more information about the Nominations and Corporate Governance Committee and its operations, see its revised charter located on our website at www.zila.com, under the Investor Relations and Corporate Governance section.

Mr. Bethune and Mr. Krauss were identified as director candidates pursuant to the process described in this section. We believe that neither of the new director candidates had ever met any current officer or director of Zila until this process began. The Nominations and Corporate Governance Committee prepared a list of at least ten people for consideration as Board candidates. ZILA contacted those on the list and narrowed the list of candidates (based on the candidate’s level of interest and other factors) to four who were considered by the Nominations and Corporate Governance Committee. The Committee interviewed Mr. Bethune and Mr. Krauss and decided to nominate them, along with the five incumbent directors. No third party search firm was utilized in this process.
DIRECTOR NOMINATION PROCESS

Director Qualifications:	It is the policy of the Nominations and Corporate Governance Committee that persons nominated to serve as Director should possess the following qualifications:
• Integrity. Candidates should be persons of personal integrity and high ethical character.
• Absence of Conflicts of Interest. Candidates should not have any interests that would materially impair his or her ability to exercise independent judgment or otherwise discharge the fiduciary duties owed by a director to ZILA and its shareholders.
• Fair Representation. Candidates must be able to represent fairly and equally all shareholders of ZILA without favoring any particular shareholder group or other constituency of ZILA.
• Time Commitment. Candidates must be prepared to devote adequate time to the Board and its committees. Board members are expected to attend substantially all Board and committee meetings.
• Additional Qualifications. In selecting nominees for Director, the Committee will assure that: (i) at least three of the Directors satisfy the financial literacy requirements required for service on the Audit Committee; and (ii) at least one of the Directors qualifies as an audit committee financial expert under the rules of the Securities and Exchange Commission.
Identifying Director Candidates:	The Nominations and Corporate Governance Committee has adopted the following procedures for identifying and evaluating Director candidates:
• Incumbent Directors. The process shall reflect the practice of re-nominating at least one-half of the incumbent directors if they continue to satisfy the Committee’s criteria for membership and continue to make important contributions to the Board and who consent to continue their service on the Board. Consistent with this policy, when considering candidates for election at the annual meeting of shareholders, the Committee will first determine the incumbent directors who wish to continue their service on the Board. The Committee will also consider whether the incumbent director continues to satisfy the minimum qualifications for director candidates and review the performance of the director during the preceding term.

• Consideration of New Candidates. The Committee will identify and evaluate new candidates for election to the Board annually and will strive to improve and optimize the Board while infusing new experience and perspective on a periodic basis. The Committee will also evaluate new candidates where there is no qualified and available incumbent, including for the purpose of filing vacancies arising by reason of resignation, retirement, removal, death or disability or a decision of the Board to expand the size of the Board.
• Process for Identifying New Candidates. The Committee will solicit recommendations for nominees from persons the Committee believes are likely to be familiar with (i) the needs of ZILA and (ii) qualified candidates. These persons may include members of the Board and management of ZILA. The Committee may also engage a professional search firm to assist in identifying qualified candidates, provided that the Committee shall coordiante with management in setting the firm’s fees and scope of engagement.
• Evaluation Process. For each recommended candidate that the Committee believes merits consideration, the Committee will:
• ensure the collection of information concerning the background and qualifications of the candidate, including information that will be required to be disclosed in ZILA’s proxy statement;
• determine if the candidate satisfies the minimum qualifications required by the Committee for election as Director;
• determine if the candidate possesses any of the specific skills or qualities that should be possessed by one or more members of the Board; and
• consider the contribution that the candidate can be expected to make to the overall functioning of the Board.
• Interviews. In its discretion, the Committee may designate one or more Board members to interview any proposed candidate.
• Management Input. The Committee believes it is appropriate to solicit the views about the candidate’s qualifications and suitability from ZILA’s chief executive officer and other senior members of management.
• Selection. The Committee will make its selections based on all available information and relevant considerations. The Committee’s selection will be based on who, in the view of the Committee, will be best suited for membership on the Board.
• Shareholder-Nominated Candidates. In making its selection, the Committee will evaluate candidates proposed by shareholders under criteria similar to other candidates, except that the Committee may consider, as one of the factors in their evaluation, the size, duration and any special interest of the recommending shareholder or shareholder group in the stock of ZILA. The Committee may also consider the extent to which the recommending shareholder intends to continue to hold its interest in ZILA, including whether the recommending shareholder intends to continue holding its interest at least through the time of the meeting at which the candidate is to be elected.
Shareholder Nominees:	The Nominations and Corporate Governance Committee has adopted the following procedures for submitting nominating recommendations:

• Manner and Address for Submission. All shareholder nominating recommendations must be in writing, addressed to ZILA’s Vice President, General Counsel and Secretary at ZILA’s principal headquarters. Submission must be made by mail or personal delivery. Email submissions will not be considered.
• Information Concerning the Recommending Shareholder. A nominating recommendation must be accompanied by the following information concerning each recommending shareholder:
• name and address, including telephone number;
• the number of shares of ZILA’s common stock owned by the recommending shareholder and the time period for which such shares have been held;
• if the recommending shareholder is not a shareholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the shareholder and a statement from the recommending shareholder of the length of time that the shares have been held (alternatively, the shareholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the shareholder, together with a statement of the length of time the shares have been held); and
• a statement from the shareholder as to whether the shareholder has a good faith intention to continue to hold the reported shares through the date of ZILA’s next annual meeting of shareholders at which the candidate would be elected.
• Information Concerning the Proposed Nominee. A nominating recommendation must be accompanied by the following information about the proposed nominee:
• the information required by Item 401 of SEC Regulation S-K (generally providing for disclosure of the name, address, any arrangements or understandings regarding the nomination and the five year business experience of the proposed nominee, as well as information about the types of legal proceedings within the past five years involving the nominee);
• the information required by Item 403 of SEC Regulation S-K (generally providing for disclosure regarding the proposed nominee’s ownership of securities of ZILA); and
• the information required by Item 404 of SEC Regulation S-K (generally providing for disclosure of transactions between ZILA and the proposed nominee in excess of $60,000 and certain other types of business relationships with ZILA).
• Relationships of Between the Proposed Nominee and the Recommending Shareholder. The nominating recommendation must describe all relationships between the proposed nominee and the recommending shareholder and any arrangements or understandings between the recommending shareholder and the nominee regarding the nomination.
• Other Relationships of the Proposed Nominee. The nominating recommendation shall describe all relationships between the proposed nominee and any of ZILA’s competitors, customers, suppliers, labor unions or other persons with special interests regarding ZILA.

• Qualifications of the Proposed Nominee. The recommending shareholder must furnish a statement supporting its view that the proposed nominee possesses the minimum qualifications prescribed by the Committee for nominees, and briefly describing the contributions that the nominee would be expected to make to the Board and the governance of ZILA.
• Ability to Represent All Shareholders. The recommending shareholder must state, whether in the view of the shareholder, the nominee, if elected, would represent all shareholders and not serve for the purpose of advancing or favoring any particular shareholder or other constituency of ZILA.
• Consent to Interview and Service. The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Committee and other Board members (including the proposed nominee’s contact information) and, if elected, to serve as a director of ZILA.
• Timing. A shareholder nomination must be received by ZILA, as provided above, not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting.
• Shareholder Groups. If a recommendation is submitted by a group of two or more shareholders, the information regarding the recommending shareholders must be submitted with respect to each shareholder in the group (as the term group is defined and interpreted under SEC regulations).
This information contained in this proxy about our nominations process is just a summary. A complete copy of the policies and procedures with respect to shareholder director nominations can be obtained from ZILA, free of charge, by writing to our Vice President, General Counsel and Secretary at the address listed above.
CODE OF ETHICAL CONDUCT FOR FINANCIAL PERSONNEL
      The Board has adopted a Code of Ethical Conduct for Financial Personnel that applies to our principal executive officer, principal financial officer, and certain other financial personnel. This Code of Ethical Conduct is posted on our website, www.zila.com, under Investor Relations. We intend to disclose on our website any waivers granted under this code.
CODE OF BUSINESS CONDUCT
      We have adopted a Code of Business Conduct that applies to our Directors and employees (including our principal executive officer, principal financial officer and principal accounting officer), and have posted the text of the policy on our website (www.zila.com) under Investor Relations. In addition, we intend to promptly disclose (i) the nature of any amendment to the policy that applies to our principal executive officer, principal financial officer or principal accounting officer, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of the policy that is granted to one of these specified individuals, the name of such person who is granted the waiver and the date of the waiver on our website and, as applicable, in filings on Form 8-K in the future.

BOARD COMPENSATION

Retainer and Fees:	Non-employee Directors each receive a $10,000 annual retainer. The Audit Committee Chairman receives an additional $5,000 annual retainer and the Compensation Committee Chairman and the Nominations and Corporate Governance Committee Chairman each receive an additional $2,500 annual retainer. Each non-employee Director also receives $2,000 for each Board meeting attended in person and $1,000 for each telephonic meeting. Each non-employee Director receives $1,000 for each committee meeting he attends. We reimburse Directors for any expenses related to their Board service.
Option Grants:	Non-employee Directors each receive options to purchase 20,000 shares of Zila common stock under the 1997 Stock Award Plan when they become Directors. We grant 20,000 options to purchase shares to Non-employee Directors for each additional year that they serve, provided that they attended at least 75% of the meetings of the Board and committees on which they served during such year. In 2005 such annual option grant was 23,333 shares. In addition, the Board plans to increase the annual option grant to 30,000 shares going forward. The exercise price of the options is the fair market value of our shares on the grant date.
EXECUTIVE OFFICERS

Name	Age	Position and Background

Douglas D. Burkett, Ph.D.	42	See Dr. Burkett’s biographical description in “Proposal One: Election of Directors” above.
Andrew A. Stevens	48	Vice President and Chief Financial Officer since January 2004. He also served as ZILA’s Treasurer and Secretary from January 2004 to June 2004. From April 2003 to August 2003, he was Chief Financial Officer of AMERCO, a holding company whose principal operating subsidiaries are U-Haul International, Inc., Republic Western Insurance Company and Oxford Life Insurance Company. On June 20, 2003, AMERCO filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. On March 15, 2004, AMERCO emerged from Chapter 11 with full payment to its creditors.
		Mr. Stevens was Vice President-Finance and Controller of the automotive parts retailer CSK Auto from March 1997 to February 2003. Prior to CSK Auto, Mr. Stevens held progressively responsible finance positions with several other large public companies, including Amtran Inc., America West Airlines and Circle K Corporation. He was previously a senior manager in the audit practice of KPMG Peat Marwick in Phoenix, AZ.
Gary V. Klinefelter	59	Vice President and General Counsel since December 2004. Mr. Klinefelter was appointed ZILA’s Secretary in October 2005. From 1988-2004, he was Secretary and General Counsel of AMERCO, a holding company whose principal operating subsidiaries are U-Haul International, Inc., Republic Western Insurance Company and Oxford Life Insurance Company. Mr. Klinefelter is licensed as an attorney in Arizona. On June 20, 2003, AMERCO filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. On March 15, 2004, AMERCO emerged from Chapter 11 with full payment to its creditors.

Name	Age	Position and Background

Diane E. Klein	57	Vice President and Treasurer since June 2004. Ms. Klein joined ZILA in August 2003 as Director of Finance. Ms. Klein was Vice President-Finance for Bay Area Foods, Inc., a privately held grocery chain, from 1998 to 2003. Prior to Bay Area Foods, Ms. Klein held progressively responsible financial/accounting positions at Southwest Supermarkets, LLC, MegaFoods Stores, Inc. and the Circle K Corporation. She was previously a senior manager in the audit practice of Arthur Andersen & Co. in Phoenix, AZ.
COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Committee:	The Compensation Committee, which consists of three members of the Board. Messrs. Lesser and Porter have been determined by the Board to be “independent” as such term is defined under the Nasdaq Marketplace Rules. The Compensation Committee acts on behalf of the Board to establish ZILA’s general compensation policies for its executive officers. The Compensation Committee determines the compensation of ZILA’s executive officers and discharges the responsibilities of the Board relating to ZILA’s compensation programs. The Board will determine whether the Compensation Committee will make determinations as a committee or will make recommendations to the Board.

Overall Objectives:	ZILA has developed a compensation program for executives and employees designed to meet the following goals:

• align compensation with the business objectives and performance of ZILA, thereby promoting shareholder value;

• reward performance and further the long-term interests of its shareholders;

• attract, motivate and retain executives and employees with competitive compensation for ZILA’s industry, its stage of growth and the labor markets in which it operates;

• build and encourage ownership of ZILA’s shares; and

• balance short-term and long-term strategic goals.

To meet these objectives, the Compensation Committee studied competitive compensation data and implemented the base salary and annual incentive programs discussed below.

2005 Executive Compensation Generally:	ZILA’s executive compensation program is composed of cash-based compensation, in the form of base salaries and bonuses, and equity-based compensation that currently takes the form of stock option grants and direct grants of restricted common stock. Compensation depends on many factors, including individual performance and responsibilities, the executive’s ability to meet current and future challenges and objectives, and ZILA’s expectation of the executive’s contribution to its future success. ZILA maintains the 1997 Stock Award Plan, as amended and restated (the “Award Plan”), and the Employee Stock Purchase Plan (“ESPP”).

Base Compensation:	Salaries for executive officers for fiscal 2005 were generally determined on an individual basis by evaluating each executive’s scope of responsibility, performance, prior experience and salary history. In addition, based on publicly available information, we also consider executive compensation for comparable companies in our industry, as these companies are most likely to compete with us for the services of our executives. In light of the foregoing criteria the Compensation Committee has reviewed the compensation for ZILA’s Chief Executive Officer for the last fiscal year and has found such compensation to be in the aggregate reasonable and not excessive, as further discussed below.

Incentive Bonuses:	As part of ZILA’s compensation program, employees may be eligible to participate in its Employee Incentive Bonus Plan (“Bonus Plan”). ZILA’s executive officers, as well as employees, were eligible for cash bonuses for their performance in the 2005 fiscal year to the extent that ZILA and/or its business units met certain EBITDA (earnings before interest, taxes, depreciation and amortization) and revenue growth targets at the corporate and/or business unit level compared with the 2005 fiscal year profit plan. In addition, their performances were measured against the achievement of certain specified corporate, division and personal performance goals. The parameters of the incentive bonus plan are set, in part, based on publicly available information from comparable companies in our industry, as these companies are most likely to compete with us for the services of our executives. The Compensation Committee takes into account the Chief Executive Officer’s subjective judgment of executives’ performance, other than his own, in determining whether those individual objectives have been satisfied. ZILA measures the performance of its executives at the end of its fiscal year and pays incentive compensation in the next fiscal year. The Bonus Plan also allowed for a President’s Award to be given to any employee(s) based on outstanding effort, job performance, and/or for a unique contribution.

Stock Options:	The exercise price of options granted under the Award Plan is never less than the fair market value of ZILA’s common stock on the grant date. The Compensation Committee’s criteria for the granting of options for fiscal year 2005 were based on eligibility and participation in the Bonus Plan and on the executive’s responsibilities and position. In addition, based on publicly available information, we consider option grants by comparable companies in our industry, as these companies are most likely to compete with us for the services of our executives.

The Compensation Committee seeks the recommendation of senior management with respect to options granted to all employees. The purpose of the Award Plan and other equity incentive plans is to instill the economic incentives of ownership and to create long-term incentives for management to increase shareholder value. ZILA frequently uses vesting periods in its stock grants to en-

courage executives to remain with it and to focus on longer-term results.

Tax Code Concerns:	Section 162(m) of the Internal Revenue Code disallows a corporate income tax deduction for executive compensation paid to its chief executive officer or any of its four other highest compensated “covered employees” in excess of $1 million per year unless it is performance-based and is paid under a plan satisfying the requirements of Section 162(m). Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Compensation Committee believes that the compensation arrangements with ZILA’s executive officers will not exceed the limits on deductibility during the current fiscal year. The Compensation Committee currently intends to structure the performance-based portion of the compensation of executive officers in a manner that complies with Section 162(m).

Chief Executive Officer Compensation:	The Compensation Committee has reviewed, and plans to continue to review annually, the performance and compensation of ZILA’s Chief Executive Officer, Dr. Douglas D. Burkett, according to the criteria and procedures described above. ZILA has entered into an employment agreement with Dr. Burkett that provides for an annual base salary and bonus to be determined from time to time by the Board, at its discretion. Dr. Burkett is eligible to participate in the same executive compensation plans available to other executive officers. His compensation for fiscal year 2005 was consistent with ZILA’s compensation policy. Dr. Burkett’s base salary of $325,500 in fiscal year 2005 was pursuant to his employment agreement. In connection with the review of his performance in fiscal year 2005, on September 8, 2005, Dr. Burkett was granted a bonus of $30,728 and options to purchase 100,000 shares of common stock at an exercise price per share equal to the fair market value at the date of grant and a base pay increase to $350,000. The options are exercisable for a ten-year term and vest in three equal annual installments commencing on the first anniversary of the date of grant. Dr. Burkett’s Employment Agreement is described under “Employment and Severance Agreements” in the Proxy Statement.

Michael S. Lesser, Chairman
Leslie H. Green
John Edward Porter

PROPOSAL TWO:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General:	ZILA is asking the shareholders to ratify the Audit Committee’s appointment of BDO Seidman, LLP as ZILA’s independent registered public accounting firm for the fiscal year ending July 31, 2006. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in ZILA’s and its shareholders’ best interests.

Annual Meeting:	BDO Seidman, LLP has been ZILA’s independent registered public accounting firm since November 12, 2004. Representatives of BDO Seidman, LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions. Shareholder ratification of this selection of BDO Seidman, LLP as ZILA’s independent registered public accounting firm is not required by the ZILA’s Bylaws or otherwise. However, the Board has elected to seek such ratification as a matter of good corporate governance practice.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS ZILA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
AUDIT AND RELATED FEES
      The following table sets forth the total fees billed by Deloitte & Touche LLP for audit and other services for fiscal year 2004, and the expected total fees billed by BDO Seidman, LLP for audit and other services for fiscal year 2005:

	2005	2004

Audit Fees	$473,300	$389,500
Audit-Related Fees	1,300	2,000
Tax Fees	0	5,400
All Other Fees	0	0

Total	$474,600	$396,900

      Audit Fees: This category includes the audit of our annual financial statements and review of financial statements included in our Form 10-Q Quarterly Reports, the audit of internal control over financial reporting and services that are normally provided by the independent registered public accounting firm in connection with regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and the preparation of an annual “management letter” on internal control and other matters.
      Audit-Related Fees: This category consists of assurance and related services by BDO Seidman, LLP and Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include SEC registration statements.

      Tax Fees: This category consists of professional services rendered by Deloitte & Touche LLP for tax compliance and tax advice in fiscal year 2004. The services for the fees disclosed under this category include technical tax advice.
      All Other Fees: There were no other professional services rendered by BDO Seidman, LLP and Deloitte & Touche LLP in fiscal years 2005 or 2004.
      Change in Independent Registered Public Accounting Firm: On November 12, 2004, the Audit Committee of our Board dismissed Deloitte & Touche LLP as our independent registered public accounting firm. Thereafter, on November 12, 2004, we retained the services of BDO Seidman, LLP as our new independent registered public accounting firm. On November 18, 2004, ZILA disclosed the following:

•	that Deloitte & Touche LLP’s reports on our financial statements for the fiscal years ended July 31, 2004 and 2003, which included an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 142 — Goodwill and Other Intangible Assets, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified as to uncertainty or audit scope;

•	that during the two fiscal years ended July 31, 2004 and 2003 and the interim period from August 1, 2004 through November 12, 2004, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte & Touche LLP’s satisfaction, would have caused Deloitte & Touche LLP to make reference thereto in its reports on the financial statements for such years;

•	that we had received a letter from Deloitte & Touche LLP stating that it agrees with the above statements;

•	that during our two fiscal years ended July 31, 2004 and 2003 and the interim period from August 1, 2004 through November 12, 2004, there were no reportable events (as defined by Regulation S-K Item 304(a)(1)(v)), except that in October 2003, Deloitte & Touche LLP reported to and discussed with management and the Audit Committee material weaknesses related to our general computer controls and the application of our revenue recognition policy at one of our divisions. As described in Part II, Item 9A of our Forms 10-K for the fiscal years ended July 31, 2003 and July 31, 2004, we implemented process and control improvements to correct these material weaknesses;

•	that during the two fiscal years ended July 31, 2004 and during the interim period from August 1, 2004 through November 12, 2004, we did not, nor did anyone on our behalf, consult with BDO Seidman regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that BDO Seidman might render on our financial statements, and neither a written report nor oral advice was provided to us by BDO Seidman that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was a subject of a disagreement (defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K), or a reportable event (defined in Item 304 (a)(1)(v) of Regulation S-K);

•	that we had authorized Deloitte & Touche LLP to respond fully to inquiries concerning any matters discussed above of our new independent accountants in connection with the retention of such firm.

AUDIT COMMITTEE REPORT
      The Board of Directors has appointed an Audit Committee, consisting of three Directors. All of the members of the Committee are “independent” of ZILA and management, as independence is defined in applicable rules of NASDAQ and the SEC.
      The purpose of the Audit Committee is to assist the oversight of our Board of Directors in the integrity of the financial statements of ZILA, ZILA’s compliance with legal and regulatory matters, the independent registered public accountant’s qualifications and independence, and the performance of ZILA’s independent registered public accountant. The primary responsibilities of the Committee include overseeing ZILA’s accounting and financial reporting process and audits of the financial statements of ZILA on behalf of the Board of Directors.
      Management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. The independent registered public accountant is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America.
      In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements with management and the independent auditor. The Committee discussed with the independent registered public accountant the matters required to be discussed by Statement of Accounting Standards No. 61, as amended by SAS 89 and SAS 90, “Communications with Audit Committees,” and Rule 2-07 of Regulation S-X including the auditors’ judgments about the quality, not just the acceptability, of ZILA’s accounting principles and such other matters as are required to be discussed with the Committee under the standards of the Public Company Accounting Oversight Board. In addition, the Committee received from the independent registered public accountant the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee also discussed with the independent registered public accountant the auditor’s independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent registered public accountant.
      The Committee discussed with the independent registered public accountant the overall scope and plans for their audit. The Committee met with the independent registered public accountant, with and without management present, to discuss the results of the examinations, its evaluations of our company, the internal controls, and the overall quality of the financial reporting. The Committee held seven meetings during the fiscal year ended July 31, 2005.
      Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended July 31, 2005, for filing with the Securities and Exchange Commission.
      This report has been furnished by the Audit Committee of our Board of Directors.

Morris C. Aaron, Chairman
Christopher D. Johnson
Michael S. Lesser
Members, Audit Committee

STOCK PRICE PERFORMANCE GRAPH
      The following is a line graph comparing the cumulative total return to shareholders of our common stock from July 31, 2000 through July 31, 2005, to: (i) the cumulative total return over such period to the Total Return Index for the NASDAQ Stock Market (U.S. Companies); and (ii) the Total Return Index for the RDG Microcap Pharmaceutical Index, in each case as provided by Research Data Group, Inc. However, we have substituted the RDG Microcap Pharmaceutical Index for the NASDAQ Pharmaceutical Index because we believe it is a better representation of our performance against companies in our industry than was the NASDAQ Pharmaceutical Index, which includes many pharmaceutical companies that are not biotechnology companies. In establishing the starting point on the line graph, we used the closing price of our common stock on Friday, July 28, 2000, of $3.81 as required by SEC guidelines. The graph assumes the investment of $100 and the reinvestment of dividends, although dividends have not been declared on our common stock, and is based on the returns of the component companies weighted according to their market capitalizations as of the period indicated. We caution that the stock price performance shown in the graph may not be indicative of future stock price performance.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ZILA, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RDG MICROCAP PHARMACEUTICAL INDEX

	Cumulative Total Return

	7/00	7/01	7/02	7/03	7/04	7/05

ZILA, INC.	100.00	65.29	20.65	78.94	103.48	94.19

NASDAQ STOCK MARKET (U.S.)	100.00	56.60	37.29	39.05	44.24	48.31

RDG MICROCAP PHARMACEUTICAL	100.00	68.42	37.02	61.42	45.03	35.38

*	$100 invested on 7/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending July 31.

EQUITY COMPENSATION PLAN INFORMATION
      The following table summarizes options, warrants and securities available for issuance under ZILA’s equity compensation plans as of July 31, 2005:

Number of Securities
Remaining Available for
	Number of Securities to be	Weighted-Average	Issuance Under Equity
	Issued Upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	2,345,000	$3.58	4,082,000	(2)
Equity compensation plans not approved by security holders(3)	133,000	$1.74	—

2,478,000

(1)	Includes the 1997 Stock Option Award Plan, the 1988 Stock Option Award Plan, and the Zila, Inc. Employee Stock Purchase Plan.

(2)	Includes 1,688,000 shares issuable under the Zila, Inc. Employee Stock Purchase Plan.

(3)	Represents warrants issued to financial and medical advisors in March and December 2000, July 2002, and March and July 2003.
EXECUTIVE COMPENSATION AND OTHER INFORMATION
      The following table summarizes the compensation we paid (i) the Chairman, President and Chief Executive Officer and (ii) certain other highly compensated executive officers as of the end of fiscal year 2005, based on salary and bonuses. Bonus totals also include amounts paid in fiscal year 2006, which related to fiscal year 2005 performance. Prior year information is not included for those who became executive officers during fiscal year 2005.
Summary Compensation Table

					Long-Term Compensation Awards
		Annual Compensation
					Restricted	Securities	All Other
	Fiscal			Other Annual	Stock	Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation(4)	Awards ($)(3)	Options(2)	($)(1)

Douglas D. Burkett, Ph.D.(5)	2005	309,040	30,728			100,000	3,201
President, Chairman, Chief	2004	302,571	25,000		35,500	100,000	—
Executive Officer and	2003	262,734	105,000			100,000	—
Director
Andrew A. Stevens(6)	2005	190,821	18,558			100,000	7,346
Vice President and	2004	101,335	20,000			100,000	—
Chief Financial Officer
Gary V. Klinefelter(7)	2005	121,289	35,852			100,000	3,031
Vice President, General
Counsel and Secretary
Diane E. Klein(8)	2005	112,949	11,838			—	4,250
Vice President and Treasurer	2004	95,279	10,607			60,000	—

(1)	Represents ZILA’s 401(k) plan-matching contributions, payments for premiums for term life and long-term care insurance policies, and any resignation, retirement or severance compensation.

(2)	The exercise price of all stock options granted was the fair market values of ZILA’s common stock on the date of grant.

(3)	Represents the fair market value of the 10,000 shares of restricted common stock awarded to Dr. Burkett on October 21, 2003.

(4)	If no amount is indicated, the amount of perquisites and other personal benefits, securities or property given to each named executive officer, valued on the basis of aggregate incremental cost to ZILA, was less than the lower of $50,000 or 10% of the total of annual salary and bonus for that executive officer during each of those years.

(5)	We entered into an amendment with Dr. Burkett regarding his July 24, 2002 Employment Agreement effective October 21, 2003, described in “Employment and Severance Agreements.”

(6)	Mr. Stevens was appointed as Vice President, Chief Financial Officer, Treasurer and Secretary on January 22, 2004. Therefore, compensation information is provided only for fiscal years 2004 and 2005. His annual salary is $208,000. We entered into an employment agreement with Mr. Stevens effective January 22, 2004, described in “Employment and Severance Agreements.”

(7)	Mr. Klinefelter was appointed as Vice President and General Counsel on December 15, 2004. He was appointed Secretary in October 2005. Therefore, compensation information is provided only for fiscal year 2005. His annual base salary is $208,000. We entered into an employment agreement with Mr. Klinefelter effective December 15, 2004, described in “Employment and Severance Agreements.” Under the terms of that agreement, Mr. Klinefelter received a $25,000 signing bonus.

(8)	Ms. Klein was appointed as Vice President and Treasurer on June 3, 2004. Therefore, compensation information is provided only for fiscal years 2004 and 2005. Her annual base salary is $140,000.
Stock Option Grants
      The following table indicates stock options granted under ZILA’s 1997 Employee Stock Option Award Plan in fiscal year 2005 to executive officers.

	Individual Grants
					Potential Realizable
		% of Total			Value at Assumed
	Number of	Options			Annual Rates of Stock
	Securities	Granted to			Price Appreciation for
	Underlying	Employees			Option Term(2)
	Options	in Fiscal	Exercise Price	Expiration
Name	Granted (#)	Year	(Per Share)(1)	Date	5%	10%

Douglas D. Burkett, Ph.D.	100,000	12	$4.12	09/30/2014	$259,105	$656,622
Andrew A. Stevens	100,000	12	(3)	(4)	243,382	616,778
Gary Klinefelter	100,000	12	$4.43	12/16/2014	278,600	706,028
Diane E. Klein	—	—		—	—	—

(1)	All options were granted at the closing price of the ZILA common stock on the NASDAQ on the grant date. The holder can pay the exercise price and tax withholding obligations with already owned shares or with shares vesting at that time, subject to certain conditions.

(2)	The potential realizable value is calculated based on the ten-year term of the option at the time of its grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually over the term of the option. These numbers are calculated based upon rules promulgated by the SEC and do not represent ZILA’s estimate or projection of the future value of the common stock. Potential gains are reported net of the option exercise price, but before taxes associated with the exercise. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions, as well as the option holder’s continued employment. The amounts reflected in the table may not necessarily be achieved.

(3)	These grants include 50,000 options to purchase shares of ZILA’s common stock with an exercise price of $3.62 and 50,000 options to purchase shares of ZILA’s common stock with an exercise price of $4.12.

(4)	These grants include 50,000 options to purchase shares of ZILA’s common stock with an expiration date of September 30, 2014 and 50,000 options to purchase shares of ZILA’s common stock with an expiration date of January 24, 2015.
Aggregated Option Exercises in Last Fiscal Year and
Option Value as of July 31, 2005
      The following table indicates stock options exercised pursuant to ZILA’s 1997 Employee Stock Option Award Plan in the fiscal year 2005 by the executive officers.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares		Options at		Options at
	Acquired on		Fiscal Year-End (#)		Fiscal Year End ($)
	Exercise	Value Realized
Name	(#)	($)(1)	Exercisable(2)	Unexercisable	Exercisable(3)	Unexercisable(3)

Douglas D. Burkett, Ph.D.	—		620,552	—	$705,515	—
Andrew A. Stevens	—		200,000	—	1,500	—
Gary V. Klinefelter	—		100,000	—	—	—
Diane E. Klein	—		60,000	—	—	—

(1)	Represents the market value of the underlying securities on the date of exercise, minus the exercise price of the options.

(2)	Options are considered to be exercisable if they could be exercised on or before July 31, 2005.

(3)	Represents the difference between the closing price ($3.65) of ZILA’s common stock on July 30, 2005 and the exercise price of the options.
EMPLOYMENT AND SEVERANCE AGREEMENTS
Employment Agreements

Douglas D. Burkett:	We entered into an employment agreement, effective as of July 24, 2002, with Douglas D. Burkett, Ph.D. pursuant to which Dr. Burkett is employed as our President and Chief Executive Officer. Pursuant to Board approval, effective October 21, 2003 we entered into an amendment to the employment agreement, whereby certain terms of Dr. Burkett’s employment agreement were modified, including the following: (i) extension of the term of the agreement from January 24, 2004 to October 20, 2008; (ii) an increase in his annual base salary to $310,000; (iii) payment of two times his annual base salary if his employment is terminated other than for cause; and (iv) payment of the balance of the annual base salary due to him for the remaining term of the agreement, but not less than two years of such salary, if a change of control and termination other than for cause occurs. Effective October 2, 2005 Dr. Burkett’s base salary was increased to $350,000. Dr. Burkett is eligible to participate in any of our applicable bonus plans or programs or stock option plans or programs. As a result, he is eligible for a performance bonus of up to 100% of his annual base salary as determined by the Board or its Compensation Committee at the end of each fiscal year. In addition to his base salary, Dr. Burkett also receives an automobile allowance of $950 per month, reimbursement of certain tax and estate planning expenses up to $5,000 annually and other benefits, including those generally provided to our other employees.

Andrew A. Stevens:	We entered into a letter agreement effective as of January 22, 2004 with Andrew A. Stevens setting forth the terms of his employment as Vice President, Chief Financial Officer, Treasurer and Secretary. The agreement provides for an annual base salary of $190,000 and an automobile allowance of $800 per month. In connection with the execution of the letter agreement, Mr. Stevens received a $5,000 signing bonus. It also provides for an initial grant of options to purchase 100,000 shares of common stock, vesting in three equal increments on the first, second and third anniversary of the grant. Also included was an additional grant of options to purchase 50,000 shares of common stock on the first anniversary of the date of hire, with such options also vesting equally on the first, second, and third anniversary of the grant. Effective October 2, 2005 Mr. Stevens’ base salary was increased to $208,000. The terms of Mr. Stevens’ employment were amended by a letter agreement dated March 4, 2005. The agreement does not obligate us to employ Mr. Stevens for any period of time, but provides for severance payments equivalent to his then-current base salary for (i) twelve months in the event of a change of control and (ii) six months under certain other circumstances.

Gary V. Klinefelter:	We entered into a letter agreement effective as of December 15, 2004 with Gary V. Klinefelter setting forth the terms of his employment as Vice President and General Counsel. The agreement provides for an annual base salary of $200,000 and an automobile allowance of $800 per month. It also provides for an initial grant of options to purchase 100,000 shares of common stock, vesting in two equal increments on the second and third anniversary of the grant. Also included was an additional grant of options to purchase 50,000 shares of common stock on the first anniversary of the date of hire, with such options vesting equally on the first, second, and third anniversary of the grant. The letter agreement does not obligate us to employ Mr. Klinefelter for any period of time, but provides for severance payments equivalent to his then-current base salary for (i) twelve months in the event of a change of control and (ii) six months under certain other circumstances. In connection with the execution of the letter agreement, Mr. Klinefelter received a $25,000 signing bonus.

Diane E. Klein:	We entered into a letter agreement effective as of March 4, 2005 with Diane E. Klein setting forth the terms of her employment as Vice President and Treasurer. The agreement does not provide for an annual base salary. Effective October 2, 2005, Ms. Klein’s base salary was $140,000. The letter agreement provides that Ms. Klein is eligible for future awards of stock options. The letter agreement does not obligate us to employ Ms. Klein for any period of time, but provides for severance payments equivalent to her then-current base salary for (i) twelve months in the event of a change of control and (ii) six months under certain other circumstances.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION
      Messrs. Lesser (Chairman) and Porter and Ms. Green are members of the Compensation Committee. None of them is our employee. Also, there are no Compensation Committee interlocks (i.e., none of our executive officers serves as a board or Compensation Committee member of an entity whereby its executive officer is serving on our Board or Compensation Committee).
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors, executive officers and our ten percent or greater shareholders to file reports of ownership of our equity securities and changes in such ownership with the SEC and NASDAQ and to furnish copies of such reports to us.
      To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our Directors, executive officers and our ten percent or greater shareholders were complied with during the fiscal year ended July 31, 2005.
ZILA SHARE OWNERSHIP
      The following tables list the ownership of our common stock for the persons or the groups specified. Ownership includes direct and indirect (beneficial) ownership, as defined by the SEC’s rules. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. The following tables set forth information concerning the beneficial owners of our common stock by (i) the Directors, (ii) the “named executive officers” (as such term is defined under the SEC’s rules), (iii) the Director nominees, (iv) any person holding at least 5% of our shares and (iv) all current Directors, Director nominees and executive officers of ZILA as a group. Beneficial ownership and percentage ownership of ZILA is as of the Record Date based on 45,894,050 shares of ZILA common stock outstanding.
Certain Beneficial Owners

	Amount and
	Nature of
	Beneficial	Percentage
Name and Address of Beneficial Owner	Ownership(1)	of Shares

Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	4,587,800	10.0%

(1)	The information is based on reported ownership on the date of SEC filings and is derived from a Schedule 13G/ A filed on March 8, 2005. The owner reports that it holds sole power to vote, or direct the vote of, and the sole power to dispose, or to direct the disposition of, all of the shares.

Directors and Executive Officers

		Common
		Stock —	Options —	Percentage
		Beneficial	Beneficial	of Beneficial
Name(1)	Position(s)	Ownership	Ownership(2)	Ownership

Douglas D. Burkett, Ph.D	Chairman, President & Chief Executive Officer	50,939	620,552	1.4%
Andrew A. Stevens	Vice President and Chief Financial Officer	-0-	200,000	*
Gary V. Klinefelter	Vice President, General Counsel and Secretary	-0-	100,000	*
Diane E. Klein	Vice President and Treasurer	276	60,000	*
Morris C. Aaron	Director	7,000	60,000	*
David R. Bethune	Director Nominee	-0-	-0-	*
Leslie H. Green	Director	-0-	40,000	*
Christopher D. Johnson	Director	2,500	67,500	*
Kurt R. Krauss	Director Nominee	-0-	-0-	*
Michael S. Lesser	Director	10,500	67,500	*
John Edward Porter	Director	1,600	60,000	*
Dr. S. Timothy Rose	Director	21,000	40,000	*
Directors, Director nominees and executive officers, as a group (12 persons)		93,815	1,315,552	3.0%

*	Less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and total shares beneficially owned are determined by adding common stock with options exercisable within 60 days of the Record Date. Subject to community property laws, the holder has sole voting and investment power. The address of all persons listed is c/o Zila, Inc., 5227 North 7th Street, Phoenix, Arizona 85014-2800.

(2)	Includes options that are exercisable as of the Record Date or within 60 days thereafter.
HOUSEHOLDING OF PROXY MATERIALS
      The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
      This year, a number of brokers with account holders who are our shareholders will be “householding” our proxy materials. A single proxy statement and one annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to Vice President, General Counsel and Secretary, Zila, Inc., 5227 North 7th Street, Phoenix, Arizona 85014-2800, or contact our Vice President, General Counsel and Secretary at (800) 922-7887. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

SUBMISSION OF SHAREHOLDER PROPOSALS
      Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, shareholder proposals for the 2006 annual meeting must be received at our principal executive offices by July 8, 2006, to be considered for inclusion in our proxy materials relating to such meeting.
      Direct any proposals, as well as related questions, to Gary V. Klinefelter, Vice President, General Counsel and Secretary, Zila, Inc., 5227 North 7th Street, Phoenix, Arizona 85014-2800.
ANNUAL REPORT
      Our Annual Report on Form 10-K with audited financial statements for the fiscal year ended July 31, 2005 accompanies this Notice and Proxy Statement and was mailed to all shareholders of record on or about November 7, 2005. You may obtain our other SEC filings through the internet at www.sec.gov or our website, www.zila.com.
      Upon written request, we will provide, to each person solicited, a copy of our Form 10-K for the fiscal year ending July 31, 2005, including the financial statements and schedules thereto. Such requests should be directed to Vice President, General Counsel and Secretary, Zila, Inc., 5227 N. 7th Street, Phoenix, AZ 85014-2800.
OTHER BUSINESS
      The Board knows of no other matters for consideration at the meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

By order of the Board of Directors,

Douglas D. Burkett, Ph. D.
Chairman, President and
Chief Executive Officer

Zila, Inc.
☐            Mark this box with an X if you have made changes to your name or address details above

Annual Meeting Proxy Card
A  Election of Directors
1. The Board of Directors recommends a vote FOR the listed board nominees.

	For	Withhold		For	Withhold
01 — David R. Bethune	☐	☐	05 — Kurt R. Krauss	☐	☐

02 — Douglas D. Burkett, Ph.D.	☐	☐	06 — Michael S. Lesser	☐	☐

03 — Leslie H. Green	☐	☐	07 — S. Timothy Rose, D.D.S.	☐	☐

04 — Christopher D. Johnson	☐	☐
B  Issues
The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain
2. Ratification of the appointment of BDO Seidman, LLP, as Zila, Inc.’s independent registered public accounting firm for the fiscal year ending July 31, 2006.
	☐	☐	☐

	For	Against	Abstain
3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐
C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

Proxy — ZILA, INC.
The undersigned hereby appoints Douglas D. Burkett, Ph.D., and Christopher D. Johnson, and each of them, proxy for the undersigned, with power of substitution to vote all the shares of Common Stock of Zila, Inc. held of record by the undersigned on October 20, 2005 at the Annual Meeting of Shareholders to be held at the JW Marriott Desert Ridge Resort & Spa, 5350 E. Marriott Drive, Phoenix, AZ 85054 on Thursday, December 15, 2005 at 9:00 a.m., Mountain Standard Time and at any adjournment thereof, upon the matters designated below and as more fully set forth in the Proxy Statement and for the transaction of such business as may properly come before the meeting.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
(Please date and sign on the reverse side)

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet

•	call toll free 1-888-277-8362 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to WWW.COMPUTERSHARE.COM/US/PROXY

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 5:30 p.m., Central Standard Time, on December 14, 2005.
THANK YOU FOR VOTING